UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2015

SunEdison, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13828	56-1505767
(Commission File Number)	(I.R.S. Employer Identification No.)

13736 Riverport Dr. Maryland Heights, Missouri	63043
(Address of Principal Executive Offices)	(Zip Code)

(314) 770-7300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Entry into Equity Purchase and Sale Agreement

On November 20, 2015, TerraForm Global, LLC (the “Buyer”) entered into an Equity Interest Purchase and Sale Agreement (the “Agreement”) with SunEdison Holdings Corporation (the “Seller” and, together with the Buyer, the “Parties”), a wholly-owned subsidiary of SunEdison, Inc. (the “Company”), to purchase the equity interests in a 425 MW portfolio of solar projects located in India, which projects will be transferred to Buyer upon satisfaction of certain conditions precedent. The aggregate purchase price to be paid by the Buyer for the acquisition is equal to $231,000,000, but may change due to the price adjustments discussed below. $150,000,000 of the aggregate purchase price was paid by the Buyer upon the execution of the Agreement, a portion of which was used to pay down amounts due and owing under the Margin Loan Agreement, dated as of January 29, 2015, as amended, by and among SUNE ML 1, LLC, as borrower, the Company, as guarantor, Deutsche Bank AG, London Branch, as the administrative agent and the calculation agent, and the other lenders party thereto. The remaining $81,000,000 is due and payable upon resolution by the Parties of any additional amendments and revisions to the Agreement proposed by the Buyer. However, in the event that the Parties are unable to agree on the amendments and revisions proposed by the Buyer, then the Seller shall be obligated to refund the initial $150,000,000 previously paid by the Buyer and the Agreement will be terminated.

On each date that a project is transferred to the Buyer under the Agreement, the value ascribed to the equity interests in the transferred project shall be determined in good faith by the Seller, subject to any other conditions as may be reasonably requested by the Buyer. On or prior to December 31, 2016 (the “Outside Date”), the Parties will make a purchase price adjustment such that the actual aggregate purchase price paid equals the aggregate value ascribed to the equity interests for all of the projects transferred to the Buyer, thereby, if applicable, resulting in either an additional payment by Buyer equal to the excess or a reimbursement by the Seller equal to the shortfall.

In the event that the actual closing date for any project is delayed beyond thirty (30) days after its anticipated transfer date, the Seller shall be required to pay liquidated damages due to the Buyer. In addition, the Buyer and Seller may agree to substitute any project initially anticipated to be transferred under the Agreement with a different project and/or propose additional projects to be transferred under the Agreement to the Buyer.

The Agreement also contains certain representations, covenants, indemnifications and closing conditions.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “believe,” “intend,” “plan,” “predict,” “outlook,” “objective,” “forecast,” “target,” “continue,” “will,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company’s control and are described in the Company’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made, but the Company can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. The Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON, INC.

Date: November 24, 2015	By:	/s/ Martin H. Truong
	Name:	Martin H. Truong
	Title:	Senior Vice President, General
Counsel and Corporate Secretary